LIFEWAY FOODS, INC. 8-K

Exhibit 99.2

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 Fax	+1 312 853 7621 jducayet@sidley.com

November 25, 2024

By email

Mr. Ryan A. McLeod
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Re:	Danone’s Response to November 8, 2024 Letter Concerning Proposed Acquisition of Lifeway Foods, Inc. and Shareholder Agreement

Dear Ryan:

I write in response to your November 15, 2024 letter concerning the proposed acquisition of Lifeway Foods, Inc. (“Lifeway” or the “Company”) by Danone North America PBC (collectively with Danone Foods, Inc. and any successor or assignee thereof under the Shareholder Agreement (as defined below), “Danone”) and the October 1, 1999 Stockholders’ Agreement (as amended on December 24, 1999 and as extended in certain respects in eight extensions executed by certain of the parties to the Stockholders’ Agreement, the last of which was dated as of December 31, 2009, the “Shareholder Agreement”).

Your letter accuses Lifeway of “fundamentally misunderstand[ing]” and “ignor[ing]” relevant Illinois law, namely, the Galler v. Galler decision. As discussed below, the Galler case, which predates the Illinois statute at issue (805 ILCS 5/7.71) that was adopted effective January 1, 1991, does not authorize shareholder agreements like the one at issue here. Instead, Galler was a careful attempt by the Illinois Supreme Court to confirm the permissibility of shareholder agreements concerning company management in the close corporation context, where all existing shareholders had consented to the arrangement. Thus, rather than supporting Danone’s argument, Galler illustrates how much of a departure the Shareholder Agreement is from anything that has ever been permitted by Illinois courts or under Illinois statute. To be clear: no shareholder agreement concerning the management of an Illinois public company has ever been upheld under the Illinois statute or under Galler, much less one that is as wide-ranging and unlimited in duration as this one. That is because such non-unanimous public company shareholder agreements simply are not permissible.1

1.	Galler Confirms That the Shareholder Agreement is Invalid.

The principal assertion in your letter is that Lifeway has fundamentally erred in failing to understand that under Illinois law, the statutory requirement of unanimity is a permissive “safe harbor,” and “a shareholder’s agreement can be upheld either under the statute or under the doctrine of the Galler case.” Resp. at 3 (quoting Ill. Prac. Business Organizations § 10:11 (2d ed.)). But the Galler case provides no assistance to Danone. Its holding only applies in contexts that, unlike this one, are analogous to the close corporation, and only to agreements, unlike the Shareholder Agreement, that do not prejudice non-signing minority shareholders in any respect.

[1]	Additionally, you are mistaken that the “parties” to the Shareholder Agreement subsequently extended the Shareholder Agreement eight times. As we noted in our letter, what purported to be extensions of certain portions of the Shareholder Agreement were executed by only two of the Shareholder Agreement’s six parties—Lifeway and Danone—in direct contravention of the Shareholder Agreement itself. See Shareholder Agreement, § 7.09 (providing in relevant part: “This Agreement may not be amended or modified except . . . by an instrument in writing signed by, or on behalf of, the parties hereto[.]”). Such legal requirements are not “makeweight” (Resp. at 2) and cannot simply be ignored when inconvenient to Danone. Neither can the Illinois law governing the agreement.

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First, the Galler case expressly held that it was appropriate for the court to depart from certain rules governing shareholder agreements in the close corporation context. See, e.g., Galler v. Galler, 32 Ill.2d 16, 28 (1964) (“It is therefore necessary, we feel, to discuss the instant case with the problems peculiar to the close corporation particularly in mind.”); id. at 27 (“[I]t should be emphasized that we deal here with a so-called close corporation.”); id. at 29 (“[C]ourts have long ago quite realistically, we feel, relaxed their attitudes concerning statutory compliance when dealing with close corporate behavior, permitting ‘slight deviations’ from corporate ‘norms’ in order to give legal efficacy to common business practice.”) (emphases added). In fact, the Galler Court explained that the close corporation context was unique and unlike any other corporate context. See id. at 28 (“[T]here has been a definite, albeit inarticulate, trend toward eventual judicial treatment of the close corporation as sui generis.”); id. at 30 (“This court has recognized, albeit sub silentio, the significant conceptual differences between the close corporation and its public-issue counterpart[.]”); id. at 31 (“[T]he courts can no longer fail to expressly distinguish between the close and public-issue corporation when confronted with problems relating to either.”) (emphases added). The Galler Court also explained why the distinction between close and public corporations is important when it comes to imposing limitations on shareholder agreements:

In a typical close corporation the stockholders’ agreement is usually the result of careful deliberation among all initial investors. In the large public-issue corporation, on the other hand, the ‘agreement’ represented by the corporate charter is not consciously agreed to by the investors; they have no voice in its formulation, and very few ever read the certificate of incorporation. Preservation of the corporate norms may there be necessary for the protection of the public investors.

Galler, 32 Ill.2d at 30 (emphasis added) (quoting Hornstein, ‘Stockholders’ Agreements in the Closely Held Corporation’, 59 Yale L. Journal, 1040, 1056).

The Illinois Appellate Court has confirmed as much, holding that the “principle thrust of the Galler decision” concerns agreements permissible by “those in control of a close corporation” and that “the Supreme Court in Galler imposed limitations on the operation and use of this general rule for close corporations.” Somers v. AAA Temporary Services, Inc., 5 Ill.App.3d 931, 934 (1972) (emphases added).

Accordingly, as an initial matter, the doctrine of the Galler case can only be understood as applicable to close corporations or, at most, circumstances similar to the close corporation context where no voiceless shareholder interests are at stake. That is plainly not the case here.

Second, and relatedly, your letter misstates the holding in Galler in multiple respects. For instance, you state that Galler “considered the validity of a non-unanimous stockholders agreement.” Resp. at 2. While it is accurate that only 95% of the company at issue in Galler was owned by two shareholders at the time of the relevant agreement that both shareholders signed, at the time the case was actually adjudicated, all of the shares were owned by the two shareholders or their successors. Galler, 32 Ill.2d at 17-19. Indeed, the Galler Court expressly relied upon the fact that “there are no shareholders here other than the parties to the contract,” and found “the absence of an objecting minority interest” (because there was no minority interest at all) to be a “controlling factor” in its decision. Galler, 32 Ill.2d at 34, 22.

Moreover, your letter misquotes the decision. You have inserted the word “undue” into the standard for determining prejudice to a minority interest supposedly announced in Galler. See Resp. at 2 (stating that Galler “ruled that stockholder agreements like it would be upheld in the absence of fraud, undue prejudice to minority stockholders, injury to the public or creditors, or direct conflict with mandatory statutory law”) (emphasis added). Compare, e.g., Galler, 32 Ill.2d at 32 (citing the history of shareholder voting agreements, which are upheld “in the absence of fraud or prejudice to minority interests or public policy”); id. at 33 (upholding shareholder agreement “so long as there exists no detriment to minority stock interests, creditors or other public injury”) (emphases added). The words “undue prejudice” do not appear anywhere in the Galler decision, much less in the minority shareholder context. Instead, and consistent with its ruling applicable to the close corporation context (where no voiceless minority interest is harmed), to the extent Galler permits shareholder agreements that are not unanimous, such agreements may only be entered in (1) the close corporation context and (2) within that context, the limited circumstances where the agreement causes no harm whatsoever to minority shareholders. That scenario is difficult to imagine in the public company context, as here.

The Danone-Lifeway Shareholder Agreement plainly causes minority shareholders “prejudice” within the meaning of Galler for all of the reasons set out in our November 8 letter. Your letter asserts that “of course” no minority interest can be impinged by the Shareholder Agreement and Danone’s actions under it because Danone itself is a “minority stockholder” (Resp. at 3). That does not logically follow. Danone, in its capacity as a potential buyer, seeks to acquire the Company while operating under a Shareholder Agreement that provides it a significant advantage over any other potential bidder. That plainly impinges on the rights of the minority shareholders other than Danone to receive a fair price, even if Danone is also itself a minority shareholder. The Shareholder Agreement also significantly limits the Company’s freedom of action in numerous other ways, as discussed in our prior letter, also harming other shareholders.

2.	The Plain Text of Section 7.71 Confirms Lifeway’s Reading

The Shareholder Agreement is also plainly barred by Section 7.71 of the Illinois Business Corporation Act. Your reading of Section 7.71 as a “safe harbor” permitting an agreement under either the statute or Illinois common law is incorrect.

First, your letter relies upon a reading of the statute under which the term “may” in Section 7.71(a) means that Section 7.71 is permissive, rather than mandatory. But the statute uses the term “may” because there is no mandatory requirement to enter into a shareholder agreement at all. As such, substituting the term “shall” for “may” in the statute would be nonsensical. The interpretation in our letter is consistent with how Illinois courts have interpreted similarly worded statutes in the past. See, e.g., Hampton v. Vill. of Washburn, 317 Ill. App. 3d 439, 442–3 (2000) (holding that a statute providing in part that “an employee or applicant for employment may commence an action in the circuit court to enforce the provisions of this Act . . . where efforts to resolve the employee’s . . . complaint . . . have failed” was mandatory, not permissive, because, in context, “may” applied to the initial decision to take action, not the options available once a party chose to act).

Second, you claim that the existence of subsection (e)2 means that the Illinois legislature intended to permit shareholder agreements like this one, that are agreed to by only a subset of a public company’s shareholders but impinge on the rights of all of them. Setting aside that there is no Illinois statute or rule of Illinois common law that permits such agreements, the Galler case further demonstrates why this argument is wrong. If the Illinois legislature intended to permit shareholder agreements of the type at issue here, despite Galler’s cautious approach in permitting even a unanimous agreement among a company’s only two shareholders and despite the lack of any prior case law suggesting such an agreement was permitted, it would have said so directly. Instead, the only logical reading of subsection (e) is that it is intended to preserve corporate rules otherwise applicable—for instance that if an agreement provides a shareholder with control of a company, that shareholder then must exercise fiduciary duties for the benefit of all shareholders. Ill. Prac., Business Organizations § 10:2 (2d ed.). This is consistent with the provision applicable to shareholder agreements in close corporations. That provision also requires unanimity. It also expressly includes a subsection that, similar to Section 7.71(e)’s preservation of background rules such as the fiduciary duties imposed on controller shareholders, explains that if shareholders take up management of the company by agreement, they will be subject to “the liability for managerial acts that is imposed by the laws of this State upon directors.” 805 ILCS 5/2A.40.

Third, you argue that subsection (b) “expressly contemplate[s]” that shareholder agreements under the statute will not always be unanimous because that subsection refers to “any shareholder not party to the agreement.” That ignores the existence of transferees. Nor does your reading make sense in any event, since it applies only to “[a]n agreement created pursuant to this Section”—and even under your own reading, agreements created pursuant to Section 7.71 must be unanimous. See Resp. at 3 (“the purpose of the statute is to allow parties to undertake voluntary additional steps (i.e., unanimity)”). See In re Hernandez, 918 F.3d 563, 569 (7th Cir. 2019), certified question answered, 2020 IL 124661, 161 N.E.3d 135 (“Illinois law recognizes interpretive canons against surplusage and absurdity.”). The actual purpose of subsection (b) is to ensure that agreements entered unanimously at a particular time do not harm later transferees, by ensuring that transferees either have actual knowledge of the agreement or constructive knowledge by virtue of, for example, reference to the agreement on the company’s stock certificates. See Ill. Prac., Business Organizations § 10:11 (2d ed.) (cited Resp. at 3) (“Since the statute requires unanimity, this provision is probably aimed at the situation where a party to the agreement transfers his or her shares.”). That step was not taken here and provides an additional basis on which the Shareholder Agreement is void.3

[2]	Subsection (e) provides that Section 7.71 “is cumulative and does not limit any statute or rule of common law that is otherwise applicable to any corporation, whenever formed.”
[3]	Your letter makes reference to the fact that the Shareholder Agreement was publicly filed (Resp. at 5). But that is not sufficient to provide notice under subsection (b), which requires actual knowledge or notation on a certificate (or a notice for uncertified security). This fact further demonstrates that the statute simply was not intended for public corporations.

Finally, your reference to the general contracting power of corporations also misses the fundamental point: permitting a corporation to engage in external contracts does not authorize the corporation or its shareholders to use contracts to fundamentally alter the internal governance arrangements set by state statute. Cf. W. Palm Beach Firefighters’ Pension Fund v. Moelis & Co., 311 A.3d 809, 816–17, 823 (Del. Ch. 2024) (recognizing that “the ability to engage in private ordering remains subject to the limitations imposed by the DGCL,” including “[t]he immovable statutory object” of Section 141(a) which is contravened when “internal corporate governance arrangements [] do not appear in the charter and deprive boards of a significant portion of their authority.”). That is why states impose guardrails on such agreements like, in Illinois (and in states following the Model Business Corporation Act), unanimity. See Model Bus. Corp. Act § 7.32(b) (Am. Bar Ass’n 2024) (permitting shareholder agreements that are, among other things, approved by all shareholders at the time of the agreement and subject to amendment only by all persons who are shareholders at the time of the amendment); see also Model Bus. Corp. Act § 7.32(b) cmt. (Am. Bar Ass’n 2024) (“Unanimity is required because an agreement authorized by section 7.32 can effect material organic changes in the corporation’s operation and structure, and in the rights and obligations of shareholders.”).

3.	The Shareholder Agreement is Anticompetitive and Works Public Harm

Your letter also briefly disputes that the Shareholder Agreement is anticompetitive. These arguments similarly fail. For example, you claim that Danone’s right of first refusal is “reasonable on [its] face” because it “help[s] protect against legitimate concerns regarding dilution of Danone’s equity stake.” Resp. at 4. But the right of first refusal persists even if Danone has no equity stake to dilute—demonstrating that the provision is a nakedly anticompetitive tool enabling Danone to thwart transactions with competitors, not a narrowly tailored protection for a minority shareholder. You also claim that the right of first refusal “add[s] additional safeguards preventing Lifeway from freely passing along Danone’s sensitive business information to a competitor[.]” Id. Lifeway has no right of access to such information. Danone has an ownership stake in Lifeway, not vice versa, and it is Danone that has asserted a right to have a representative on Lifeway’s Board, not the other way around.

Finally, severability is not relevant here because the fact that the Shareholder Agreement was not entered into by all of Lifeway’s shareholders at the time and the anticompetitive nature of the Shareholder Agreement undermine the statutory authority permitting shareholders to enter into such a contract in the first place. There is nothing to sever because the contract is void ab initio.

Lifeway continues to reserve all rights, and waives none. If you would like to discuss this matter further, you can reach me at jducayet@sidley.com or (312)-853-7621.

Very truly yours,

/s/ James W. Ducayet
James W. Ducayet

cc: Beth Berg